Exhibit 99.1

NETSCOUT Reports Second Quarter Fiscal Year 2021 Financial Results

Company Delivers Solid EPS Growth

WESTFORD, Mass.--(BUSINESS WIRE)--October 29, 2020--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its second quarter fiscal year 2021 ended September 30, 2020.

“We delivered solid earnings per share growth in the second quarter of fiscal year 2021, compared with the same period last year,” stated Anil Singhal, NETSCOUT’s president and chief executive officer. “We are pleased with our ability to serve our customers’ visibility and security needs while ensuring the safety and productivity of our team as we executed our strategy and delivered stable results in this tough and uncharted COVID-19 environment.”

Singhal continued, “Our business and operations have proven to be largely resilient as we navigate the global pandemic and macroeconomic uncertainty. This is due to our relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile. That said, we are not immune from the impacts of the COVID-19 global pandemic and resulting challenging macro-economic environment that is causing elongated purchasing cycles and we expect our fiscal year financial results to be affected given these uncertainties. However, with long-term market trends in our favor, such as, digital transformation, cloud migration, increased cyber threats, and 5G networks, NETSCOUT is well-positioned as “Guardians of the Connected World” when we emerge from this global crisis.”

Q2 FY21 Financial Results

Total revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2021 was $205.3 million, compared with $216.4 million (GAAP) and $216.5 million (non-GAAP) in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2021 was $92.0 million, which was approximately 45% of total revenue. This compares with second-quarter fiscal year 2020 product revenue (GAAP and non-GAAP) of $102.8 million, which was approximately 47% of total revenue.

Service revenue (GAAP and non-GAAP) for the second quarter of fiscal year 2021 was $113.4 million, or approximately 55% of total revenue versus service revenue (GAAP) of $113.6 million and (non-GAAP) of $113.7 million, or approximately 53% of total revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $3.8 million in the second quarter of fiscal year 2021, compared with a loss from operations (GAAP) of $7.3 million in the comparable quarter one year ago. Second-quarter fiscal year 2021 non-GAAP EBITDA from operations was $46.8 million, or 22.8% of non-GAAP quarterly revenue, which compares with $38.5 million, or 17.8% of non-GAAP quarterly revenue in the second quarter of fiscal year 2020. The Company’s second-quarter fiscal year 2021 (GAAP) operating margin was 1.8% versus -3.4% in the prior fiscal year’s same period. Second-quarter fiscal year 2021 non-GAAP income from operations was $39.8 million with a non-GAAP operating margin of 19.4%. This compares with second-quarter fiscal year 2020 non-GAAP income from operations of $31.6 million and a non-GAAP operating margin of 14.6%.

Net loss (GAAP) for the second quarter of fiscal year 2021 was $3.7 million, or $0.05 per share (diluted) versus net loss (GAAP) of $17.5 million, or $0.23 per share (diluted), for the second quarter of fiscal year 2020. On a non-GAAP basis, net income for the second quarter of fiscal year 2021 was $28.2 million, or $0.38 per share (diluted), which compares with $21.4 million, or $0.28 per share (diluted), for the second quarter of fiscal year 2020.

As of September 30, 2020, cash and cash equivalents, and short and long-term marketable securities were $427.8 million, compared with $426.5 million as of June 30, 2020, and $389.1 million as of March 31, 2020. In addition, NETSCOUT has $450.0 million outstanding on its $1.0 billion credit facility.

First-Half FY21 Financial Results

  For the first half of fiscal year 2021, total revenue (GAAP and non-GAAP) was $389.2 million versus total revenue (GAAP) of $402.4 million and total revenue (non-GAAP) of $402.5 million for the comparable six-month period of fiscal year 2020. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP and non-GAAP) for the first six months of fiscal year 2021 was $163.7 million, compared with $178.5 million in the same period one year ago.
  First-half fiscal year 2021 service revenue (GAAP and non-GAAP) was $225.5 million versus $224.0 million in the same period last year.
  NETSCOUT’s loss from operations (GAAP) during the first six months of fiscal year 2021 was $10.7 million, compared with a loss from operations of $31.7 million for the comparable six-month period of fiscal year 2020. The Company’s first-half fiscal year 2021 (GAAP) operating margin was -2.8% versus -7.9% in the comparable period of fiscal year 2020. During the first two quarters of fiscal year 2021, the Company’s non-GAAP EBITDA from operations was $73.4 million, or 18.9% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $57.4 million, or 14.3% of non-GAAP total revenue, in the first six months of fiscal year 2020. The Company’s non-GAAP income from operations for the first half of fiscal year 2021 was $60.5 million with a non-GAAP operating margin of 15.5%, compared with non-GAAP income from operations for the same period of fiscal year 2020 of $43.7 million and a non-GAAP operating margin of 10.9%.
  For the first six months of fiscal year 2021, NETSCOUT’s net loss (GAAP) was $21.1 million, or $0.29 per share (diluted) compared with a net loss of $46.8 million, or $0.61 per share (diluted) in the same six-month period one year ago. Non-GAAP net income for the first half of fiscal year 2021 was $40.5 million, or $0.55 per share (diluted)versus non-GAAP net income for the same period of fiscal year 2020 of $27.0 million, or $0.35 per share (diluted).

Outlook:

For fiscal year 2021, NETSCOUT expects revenue (GAAP and non-GAAP) to decline in the mid-to -upper single digits, on a percentage basis, compared with fiscal year 2020. This outlook is due to the COVID-19 global pandemic and resulting challenging macro-economic environment causing elongated purchasing cycles. NETSCOUT will continue to prudently manage its cost structure and expects to deliver improved annual GAAP earnings per share and expects non-GAAP earnings per share to be in-line with our non-GAAP fiscal year 2020 earnings per share number.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its second-quarter fiscal year 2021 financial results today at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ221. A replay of the call will be available after 12:00 p.m. ET on October 29, 2020 for approximately one week. The number for the replay is (800) 283-8486 for U.S./Canada and (402) 220-0869 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share (diluted) and non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations. Non-GAAP revenue eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, and acquisition-related depreciation. Non-GAAP income from operations includes the aforementioned adjustments and also removes business development and integration expense, compensation for post-combination services, legal expenses related to a civil judgment, restructuring charges, and costs related to new accounting standard implementation, and adds back transitional service agreement income. Non-GAAP net income includes the foregoing adjustments related to non-GAAP income from operations, net of related income tax effects while removing transitional service agreement income and changes in contingent consideration. Non-GAAP EBITDA from operations includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition related depreciation expense. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including ,without limitation, statements regarding NetScout’s revenue and earnings per share financial performance for fiscal year 2021, NetScout’s ability to continue to navigate the global pandemic and macroeconomic uncertainty, that NetScout’s business and operations have proven to be largely resilient due to our relevant solutions, trusted brand, strong customer relationships, dedicated team, and solid financial profile, that market trends such as, digital transformation, cloud migration, increased cyber threats, and 5G networks, position NetScout well, as “Guardians of the Connected World”, when we emerge from the global pandemic, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to impacts known and unknown risk, uncertainties, assumptions, and other factors. Such factors include impacts from the COVID-19 pandemic, slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize the anticipated savings from restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 and the Company’s subsequent Quarterly Report on Form 10-Q, both of which are on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2020 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenue:
Product	$91,979	$102,775	$163,672	$178,494
Service	113,360	113,646	225,482	223,951
Total revenue	205,339	216,421	389,154	402,445

Cost of revenue:
Product	26,977	29,368	48,129	56,303
Service	31,923	29,764	63,751	57,572
Total cost of revenue	58,900	59,132	111,880	113,875

Gross profit	146,439	157,289	277,274	288,570

Operating expenses:
Research and development	46,455	50,058	91,836	93,785
Sales and marketing	60,300	73,067	119,734	146,592
General and administrative	20,573	25,177	45,726	47,388
Amortization of acquired intangible assets	15,363	16,132	30,624	32,275
Restructuring charges	(31)	150	62	273

Total operating expenses	142,660	164,584	287,982	320,313

Income (loss) from operations	3,779	(7,295)	(10,708)	(31,743)
Interest and other expense, net	(3,394)	(3,616)	(8,174)	(8,015)

Income (loss) before income tax expense	385	(10,911)	(18,882)	(39,758)
Income tax expense	4,071	6,561	2,224	7,057
Net loss	$(3,686)	$(17,472)	$(21,106)	$(46,815)

Basic net loss per share	$(0.05)	$(0.23)	$(0.29)	$(0.61)
Diluted net loss per share	$(0.05)	$(0.23)	$(0.29)	$(0.61)
Weighted average common shares outstanding used in computing:
Net loss per share - basic	73,058	75,687	72,682	76,490
Net loss per share - diluted	73,058	75,687	72,682	76,490

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	March 31,
	2020	2020
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$427,846	$386,458
Accounts receivable and unbilled costs, net	169,687	213,514
Inventories	26,223	22,227
Prepaid expenses and other current assets	45,652	37,544

Total current assets	669,408	659,743

Fixed assets, net	53,168	57,715
Goodwill and intangible assets, net	2,270,378	2,307,859
Long-term marketable securities	-	2,613
Operating lease right-of-use assets	65,562	68,583
Other assets	19,035	23,990

Total assets	$3,077,551	$3,120,503

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,083	$20,004
Accrued compensation	61,842	75,632
Accrued other	34,717	22,743
Current portion of operating lease liabilities	11,325	10,337
Deferred revenue and customer deposits	236,240	270,281

Total current liabilities	362,207	398,997

Other long-term liabilities	14,646	10,039
Deferred tax liability	108,716	114,394
Accrued long-term retirement benefits	36,408	34,256
Long-term deferred revenue	99,581	104,240
Operating lease liabilities, net of current portion	66,673	70,658
Long-term debt	450,000	450,000

Total liabilities	1,138,231	1,182,584

Stockholders' equity:
Common stock	123	122
Additional paid-in capital	2,924,757	2,891,553
Accumulated other comprehensive loss	(1,258)	(3,160)
Treasury stock, at cost	(1,318,535)	(1,305,935)
Retained earnings	334,233	355,339

Total stockholders' equity	1,939,320	1,937,919

Total liabilities and stockholders' equity	$3,077,551	$3,120,503

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019

Revenue (GAAP)	$205,339	$216,421	$183,815	$389,154	$402,445
Service deferred revenue fair value adjustment	1	48	2	3	96
Non-GAAP Revenue	$205,340	$216,469	$183,817	$389,157	$402,541

Gross Profit (GAAP)	$146,439	$157,289	$130,835	$277,274	$288,570
Service deferred revenue fair value adjustment	1	48	2	3	96
Share-based compensation expense (1)	2,154	2,187	1,595	3,749	3,921
Amortization of acquired intangible assets (2)	4,765	6,225	4,735	9,500	12,455
Acquisition related depreciation expense (6)	5	6	6	11	19
Non-GAAP Gross Profit	$153,364	$165,755	$137,173	$290,537	$305,061

Income (loss) from Operations (GAAP)	$3,779	$(7,295)	$(14,487)	$(10,708)	$(31,743)
Service deferred revenue fair value adjustment	1	48	2	3	96
Share-based compensation expense (1)	15,736	15,857	12,096	27,832	28,600
Amortization of acquired intangible assets (2)	20,128	22,357	19,996	40,124	44,730
Business development and integration expense (3)	-	39	16	16	18
New standard implementation expense (4)	-	-	-	-	9
Compensation for post-combination services (5)	63	135	64	127	328
Restructuring charges	(31)	150	93	62	273
Acquisition related depreciation expense (6)	60	69	61	121	190
Transitional service agreement income (7)	101	275	-	101	1,184
Legal judgments expense (8)	-	-	2,804	2,804	-
Non-GAAP Income from Operations	$39,837	$31,635	$20,645	$60,482	$43,685

Net Loss (GAAP)	$(3,686)	$(17,472)	$(17,420)	$(21,106)	$(46,815)
Service deferred revenue fair value adjustment	1	48	2	3	96
Share-based compensation expense (1)	15,736	15,857	12,096	27,832	28,600
Amortization of acquired intangible assets (2)	20,128	22,357	19,996	40,124	44,730
Business development and integration expense (3)	-	39	16	16	18
New standard implementation expense (4)	-	-	-	-	9
Compensation for post-combination services (5)	63	135	64	127	328
Restructuring charges	(31)	150	93	62	273
Acquisition related depreciation expense (6)	60	69	61	121	190
Change in contingent consideration	-	(6)	-	-	517
Legal judgments expense (8)	-	-	2,804	2,804	-
Income tax adjustments (9)	(4,027)	181	(5,496)	(9,523)	(994)
Non-GAAP Net Income	$28,244	$21,358	$12,216	$40,460	$26,952

Diluted Net Loss Per Share (GAAP)	$(0.05)	$(0.23)	$(0.24)	$(0.29)	$(0.61)
Share impact of non-GAAP adjustments identified above	0.43	0.51	0.41	0.84	0.96
Non-GAAP Diluted Net Income Per Share	$0.38	$0.28	$0.17	$0.55	$0.35

Shares used in computing non-GAAP diluted net income per share	73,594	76,310	73,454	73,521	77,387

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
(In thousands)
(Unaudited)

		Three Months Ended		Three Months Ended	Six Months Ended
		September 30,		June 30,	September 30,
		2020	2019	2020	2020	2019

(1)	Share-based compensation expense included in these amounts
	is as follows:
	Cost of product revenue	$344	$345	$245	$589	$612
	Cost of service revenue	1,810	1,842	1,350	3,160	3,309
	Research and development	4,935	4,820	3,781	8,716	8,639
	Sales and marketing	5,357	5,288	3,992	9,349	9,423
	General and administrative	3,290	3,562	2,728	6,018	6,617
	Total share-based compensation expense	$15,736	$15,857	$12,096	$27,832	$28,600

(2)	Amortization expense related to acquired software and product
	technology, tradenames, customer relationships included in these
	amounts is as follows:
	Cost of product revenue	$4,765	$6,225	$4,735	$9,500	$12,455
	Operating expenses	15,363	16,132	15,261	30,624	32,275
	Total amortization expense	$20,128	$22,357	$19,996	$40,124	$44,730

(3)	Business development and integration expense included in
	these amounts is as follows:
	Research and development	$-	$-	$-	$-	$43
	General and administrative	-	39	16	16	(25)
	Total business development and integration expense	$-	$39	$16	$16	$18

(4)	New standard implementation expense included in these
	amounts is as follows:
	General and administrative	$-	$-	$-	$-	$9
	Total new standard implementation expense	$-	$-	$-	$-	$9

(5)	Compensation for post-combination services included in these
	amounts is as follows:
	Research and development	$62	$135	$63	$125	$328
	Sales and marketing	1	-	1	2	-
	Total compensation for post-combination services	$63	$135	$64	$127	$328

(6)	Acquisition related depreciation expense included in these
	amounts is as follows:
	Cost of product revenue	$3	$4	$4	$7	$14
	Cost of service revenue	2	2	2	4	5
	Research and development	42	48	42	84	131
	Sales and marketing	9	9	9	18	19
	General and administrative	4	6	4	8	21
	Total acquisition related depreciation expense	$60	$69	$61	$121	$190

(7)	Transitional service agreement income included in these
	amounts is as follows:
	Research and development	$11	$10	$-	$11	$112
	Sales and marketing	16	42	-	16	168
	General and administrative	74	223	-	74	904
	Other Income (expense), net	(101)	(275)	-	(101)	(1,184)
	Total transitional service agreement income	$-	$-	$-	$-	$-

(8)	Legal judgments expense included in these amounts is
	as follows:
	General and administrative	$-	$-	$2,804	$2,804	$-
	Total legal judgments expense	$-	$-	$2,804	$2,804	$-

(9)	Total income tax adjustment included in these
	amounts is as follows:
	Tax effect of non-GAAP adjustments above	$(4,027)	$181	$(5,496)	$(9,523)	$(994)
	Total income tax adjustments	$(4,027)	$181	$(5,496)	$(9,523)	$(994)

NetScout Systems, Inc.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBIDTA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Six Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019

Income (loss) from operations (GAAP)	$3,779	$(7,295)	$(14,487)	$(10,708)	$(31,743)
Previous adjustments to determine non-GAAP income from operations	36,058	38,930	35,132	71,190	75,428
Non-GAAP Income from operations	39,837	31,635	20,645	60,482	43,685

Depreciation excluding acquisition related	6,955	6,905	5,952	12,907	13,746

Non-GAAP EBITDA from operations	$46,792	$38,540	$26,597	$73,389	$57,431

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com